  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1998
                                                 REGISTRATION NO. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ----------------------------
                              DATA DIMENSIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                        DELAWARE                                                       060852458
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification Number)

  411-108th Avenue N.E., Suite 2100, Bellevue, Washington 98004 (425) 688-1000
   (Address and telephone number of registrant's principal executive offices)
                                ----------------
             Larry W. Martin, Chief Executive Officer and President
                              DATA DIMENSIONS, INC.
  411-108th Avenue N.E., Suite 2100, Bellevue, Washington 98004 (425) 688-1000
           (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                               Bruce A. Robertson
                            Garvey, Schubert & Barer
                         1191 Second Avenue, 18th Floor
                             Seattle, WA 98101-2939
                         -------------------------------

                              DATA DIMENSIONS, INC.
                         DEREGISTRATION OF UNSOLD SHARES

        The Registration Statement on Form S-3 (File No. 333-52245) registered 539,892 shares (the "Shares") of Common Stock, $0.001 par value per share, of DATA DIMENSIONS, INC. held by a certain shareholder (the "Selling Shareholder") named in the Registration Statement. None of the Shares have been sold by the Selling Shareholder. Accordingly, the offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment is filed to deregister the 539,892 unsold Shares.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 6, 1998.

                DATA DIMENSIONS INC.


                By:    /s/ Larry W. Martin
                       ------------------------------------------------------
                       Larry W. Martin, Chief Executive Officer and President


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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
          Signature                              Title                           Date
          ---------                              -----                           ----

/s/ Larry W. Martin             Chairman of the Board, Director,           November 6, 1998
-----------------------------   Chief Executive Officer and President
Larry W. Martin                 (Principal Executive Officer)

/s/ Gordon A. Gardiner          Executive Vice President, Chief            November 6, 1998
-----------------------------   Financial Officer and Secretary
Gordon A. Gardiner              (Principal Financial and Accounting
                                Officer)

/s/  *                          Director                                   November 6, 1998
-----------------------------
Lucie J. Fjeldstad
/s/   *                         Director                                   November 6, 1998
-----------------------------
Thomas W. Fife
/s/   *                         Director                                   November 6, 1998
-----------------------------
Robert T. Knight

* By /s/ Gordon A. Gardiner         November 6, 1998
-----------------------------
        Gordon A. Gardiner
        Attorney-In-Fact
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